UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2011

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 1, 2011, Voyager Oil & Gas, Inc. (the “Company”) issued a press release announcing that it had entered into a Securities Purchase Agreement (the “Agreement”) with multiple institutional investors for the private placement of 12,500,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share, and one-half of a warrant to purchase one additional share of the Company’s common stock, at a price of $4.00 per Unit. The press release announcing the entry into the Agreement is attached hereto as Exhibit 99.1.  The Company also issued an investor presentation in conjunction with the private placement, which is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

99.1                           Press Release dated February 1, 2011.

99.2                           Investor Presentation dated January 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: February 1, 2011	By:	/s/ Mitch Thompson
Mitch Thompson
Chief Financial Officer